Generex  Signs a Memorandum of Understanding with Bintai Kinden to Advance the Clinical

Development & Commercialization of

Ii-Key-SARS-CoV-2 Coronavirus Vaccine for Malaysia

-	Bintai Kinden Corporation Berhad (www.bintai.com.my) is an investment holding company headquartered in Malaysia with operations throughout South-East Asia, China, and the Arabian Gulf Region
-	Upfront development payment
-	100% funding for commercial registration of Ii-Key- SARS-CoV-2 prophylactic vaccine against COVID-19 in Malaysia
-	Licensing fees upon approval
-	Potential $150 million in GNBT revenues for vaccine sales in Malaysia

MIRAMAR, FL, August 18, 2020 –This press release corrects a prior version published on August 18, 2020. The corrected press release reads:

Generex Biotechnology Corporation (www.generex.com) (OTCQB:GNBT) (http://www.otcmarkets.com/stock/GNBT/quote) today has signed a non-binding memorandum of understanding (MOU) with Bintai Kinden Corporation of Malaysia for the development and commercialization of the Ii-Key-SARS-CoV-2 coronavirus vaccine. The Ii-Key-SARS-CoV-2 vaccine is designed as a “Complete Vaccine” that has the potential to induce the T-Cell and antibody immune responses that can provide protective immunity with long-lasting immunologic memory against SARS-CoV-2 in a highly specific manner to ensure safety.

With this MOU, Bintai has agreed to pay Generex up-front development fees and back-end licensing payments, and will pay 100% of the funding required for the commercial development of the Ii-Key-CoV-2 vaccine including laboratory work, manufacturing, regulatory filings and the clinical development program for regulatory approval of the vaccine in Malaysia. Additionally, upon approval of the Ii-Key-CoV-2 vaccine in Malaysia, Generex will earn royalties on sales of the vaccine with potential revenues of up to $150 million.

Under terms of the MOU, Generex and Bintai have agreed to collaborate and have developed a strategy towards the rapid development of the Ii-Key-CoV-2 vaccine with three primary goals:

1. Streamline the Vaccine Development Process

The development program will simultaneously implement different stages of development and production, so the vaccine can be developed at a faster rate.

2. Conduct Clinical Trials Globally

Generex and Bintai agreed that the development of a vaccine for COVID-19 should not be a race for high income countries, so clinical trials will be conducted in as many countries as possible to enable the best chance of finding a vaccine that is safe, effective and affordable for everyone. This multi-country approach will ensure that the efficacy of the vaccine is generalizable or suited to the native population and to further obtain commercial license for sale of Ii-Key-SARS-CoV-2 Peptide Vaccine from the Malaysia Ministry of Health and other health authorities around the world.

3. Build Global Manufacturing Capacity

Bintai and Generex agreed that the vaccine manufacturing should serve not only as an essential element of a vaccination program for each country, but also as an economic stimulus, as many countries shift their focus to rebuild their economies following the inevitable economic shutdown as the battle of the global pandemic continues.

The legal contracts for the licensing and development agreements, currently being mutually drafted by the Generex and Bintai legal teams, are expected to be finalized and signed in the coming days. Generex will file an 8K report with the SEC upon signing of the official contract.

Generex CEO, Joseph Moscato said, “We are excited and proud to have Bintai as a partner to develop our Ii-Key-SARS-CoV-2 vaccine against COVID-19. Our “Complete Vaccine” has the potential to generate both a cellular (T-Cell) and humoral (antibody) response to ensure immune system memory and long-term immunity from COVID-19. Our partners in Malaysia have recognized the true potential of the Ii-Key technology to activate the T-Cell response as part of any successful coronavirus vaccine that enables long-term immunity. Further, our proprietary vaccine development process is designed using computational vaccinology and immune system screening program to identify specific target regions of the SARS-CoV-2 spike protein that can neutralize the virus without generating the off-target effects that lead to the terrible complications of COVID-19. This deal also leverages Bintai’s expertise in industrial engineering and construction to provide the manufacturing capability that can produce the billions of doses of vaccine that will be necessary to immunize a global population.”

Mr. Moscato continued, “I would like to personally thank the Bintai organization for their commitment to develop a safe, effective, and universal vaccine against COVID-19 for the benefit of Malaysia. We are optimistic that our partnership with Bintai can help to solve this COVID-19 pandemic that has ravaged the world’s health and economies.”

About Generex Biotechnology Corp.

Generex Biotechnology is an integrated healthcare holding company with end-to-end solutions for patient centric care from rapid diagnosis through delivery of personalized therapies. Generex is building a new kind of healthcare company that extends beyond traditional models providing support to physicians in an MSO network, and ongoing relationships with patients to improve the patient experience and access to optimal care.

About NuGenerex Immuno-Oncology

NuGenerex Immuno-Oncology, a subsidiary of Generex Biotechnology, is a clinical stage oncology company developing immunotherapeutic peptide vaccines for cancer and infectious disease based on the CD4 T-Cell activation platform, Ii-Key. NuGenerex Immuno-Oncology (NGIO) has been spun out of Generex as a separate public company to advance the platform Ii-Key technology, particularly in combination with the immune checkpoint inhibitors for the treatment of cancer. NGIO is currently engaged in a Phase II clinical trial of its lead cancer immunotherapeutic vaccine AE37 in combination with pembrolizumab (Merck’s Keytruda®) for the treatment of triple negative breast cancer. The company has also turned its Ii-Key technology on infectious disease, responding to the coronavirus pandemic with a SARS-CoV-2 vaccine development program.

About Bintai Kinden

With over 40 years of specialist engineering and construction experience, Bintai’s unique combination of extensive regional experience and local knowledge has made them the region’s international contractor of choice. Headquartered in Malaysia, Bintai Kinden has expanded operations regionally throughout South-East Asia, China and the Arabian Gulf region.

As multi-disciplined, building and industrial service engineers and specialists, Bintai works in all the major market sectors, from commercial buildings to industrial complexes, designing, installing and commissioning systems that include the full range of engineering services.

Looking beyond today’s frontiers, Bintai Kinden is confident that it has the resources, technical expertise and progressive mindset to consolidate its position globally. The integration of research, management, marketing and sales that transcends organizational borders enables Bintai Kinden to capitalize on synergistic potential and benefits of scale.

Cautionary Note Regarding Forward-Looking Statements

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plan," "believes," "will," "achieve," "anticipate," "would," "should," "subject to" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

Generex Contact:

Generex Biotechnology Corporation

Joseph Moscato

646-599-6222

Todd Falls

800-391-6755 Extension 222

investor@generex.com